UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549



                           FORM 8-K



                        CURRENT REPORT



            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 22, 1997
                                                  ----------------
                                                 (August 22, 1997)


                        Bradlees, Inc.
                        --------------

     (Exact Name of Registrant As Specified In Its Charter)



                        Massachusetts

                        -------------

          (State Or Other Jurisdiction of Incorporation)





        1-11134                              04-3156108
        -------                              ----------

(Commission File Number)       (IRS Employer Identification No.)



One Bradlees Circle; Braintree, Massachusetts           02184
---------------------------------------------           -----

  (Address Of Principal Executive Offices)           (Zip Code)



                         (617) 380-3000
                         --------------

     (Registrant's telephone number, including area code)



                         Not Applicable
                         --------------

(Former name or former address,  if changed since last report)







                        Exhibit Index on Page 4



                   Page 1 of  7 (Including Exhibit)

Item 5: OTHER EVENTS

        ------------

        Beginning on August 22, 1997, Bradlees, Inc. (the "Company") will distribute to its banks and other credit providers summaries of its unaudited financial results for the second quarter (thirteen weeks) and year-to-date (twenty-six weeks) ended August 2, 1997, including a comparison to the Company's summary financial plan (the "Plan") for the fiscal year ending January 31, 1998 ("Fiscal 1997") filed on Form 8-K dated January 28, 1997. The Fiscal 1997 second-quarter results compared to the Plan are attached hereto as Exhibit 20. Beginning with the third-quarter results, the Company will compare its Fiscal 1997 results against the revised financial plan filed on Form 8-K dated August 13, 1997.



        Total sales for the second quarter ended August 2, 1997 were $23.6 million below Plan. EBITDA before restructuring (as defined in the exhibit) was $5.1 million below Plan, primarily due to the unfavorable sales variance, partially offset by favorable selling, store operating, administrative and distribution (SG&A) expenses. The unfavorable sales variance in the second quarter was due, in part, to the unseasonably cool weather through the first week of June, relatively low inventories of seasonal merchandise (a result of a strong June sales rebound following a reduction in merchandise receipts in response to disappointing May sales), and the fact that many of the previously reported initiatives to improve sales had yet to be fully implemented. SG&A expenses were $2.6 million below Plan due primarily to favorable logistics ($0.6 million), benefits ($1.0 million) and home office ($1.0 million) variances.



        Year-to-date total sales were $43.8 million below Plan. Year-to-date EBITDA before restructuring was only $3.4 million below Plan, however, as an above-Plan gross margin rate (30.7% vs. 30.0%) and below-Plan SG&A expenses ($5.4 million) partially offset the impact from the lower sales. The below-Plan sales were due, in part, to the factors discussed above for the second-quarter sales variance. The favorable gross margin rate was due primarily to better-than-anticipated vendor margin and advertising support. Year-to-date SG&A expenses were favorable primarily in logistics ($2.0 million), home office ($1.3 million) and occupancy ($0.7 million).



        Unrestricted cash was $9.9 million above Plan at August 2, 1997. Inventories were $4.7 million above Plan, primarily in toys because of advance purchase programs. Accounts payable was $10.2 million below Plan and outstanding borrowings under the Company's DIP facility were $22.4 million above Plan. This was due, in part, to an assumed rate of inventory leverage in the Plan that did not contemplate changes in the vendor mix as a consequence of the reintroduction of certain merchandise categories and the related reduction in accounts payable from the shorter credit terms that ensued.



        The Company is distributing the quarterly performance against its Plan (the "Plan Performance Information") to its banks and other credit providers to facilitate their credit analyses. THE PLAN PERFORMANCE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 8-K dated January 28, 1997, Form 10-Q for the first quarter ended May 3, 1997, and Form 10-K for the fiscal year ended February 1, 1997 (fiscal 1996). The Plan Performance

Information is being reported publicly solely because it is being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Plan Performance Information, the Company does not believe it is obligated to provide such information indefinitely, and the Company may cease making such disclosures and updates at any time. The Plan Performance Information was not examined, reviewed or compiled by the Company's independent public accountants. The Company is not obligated to update the Plan Performance Information to reflect subsequent events or developments. The Plan Performance Information is subject to future adjustments, if any, that could materially affect such information.



Item 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

         AND EXHIBITS

         ------------------------------------------------------

         Exhibit: 20   Summary Financial Results for the

                       13 and 26 Weeks Ended August 2, 1997.

                        INDEX TO EXHIBITS





Exhibit No.                Exhibit                     Page No.
-----------                --------                    --------

   20          Summary Financial Results for the

             13 and 26 Weeks Ended August 2, 1997.           6

                         BRADLEES, INC.

                        AND SUBSIDIARIES



                           SIGNATURES

                           ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                BRADLEES, INC.



Date:  August 26, 1997          By /s/ PETER THORNER
                                   -----------------------------

                                   Peter Thorner
                                   Chairman and
                                   Chief Executive Officer





Date:  August 26, 1997          By  /s/ CORNELIUS F. MOSES III
                                  -----------------------------

                                  Cornelius F. Moses III
                                  Senior Vice President,
                                  Chief Financial Officer

                          BRADLEES, INC.            Exhibit 20

                SECOND QUARTER RESULTS VS. PLAN    Page 1 of 2

                         (Unaudited)

                        (In Millions)





                      Second Quarter 1997   Year-to-Date 1997

                     Actual  Plan Last Yr. Actual Plan Last Yr.
                     ------  ---- -------  ------ ---- --------

INCOME SUMMARY:

Owned Sales          $295.7 $318.6 $367.3  $561.6 $603.1 $702.9

Food Service Sales      1.7    1.8    2.3     3.2    3.4    4.4

Leased Dept Sales      14.1   14.7   16.6    23.5   25.6   28.8
                      -----  -----  -----   -----  -----  -----
 Total Sales          311.5  335.1  386.2   588.3  632.1  736.1



Gross Margin $         92.9  100.4  107.3   172.6  181.0  209.8

Non-Recurring GOB
   Reserve                -      -   (5.9)      -      -   (5.9)
                       ----  -----  -----   -----  -----  -----
Adjusted Gross Margin  92.9  100.4  101.4   172.6  181.0  203.9

Gross Margin %
(based on owned sales) 31.4%  31.5%  27.6%   30.7%  30.0%  29.0%


SG&A Expenses         (98.1)(100.7)(134.3) (196.9)(202.3)(272.5)


Other Income            3.1    3.4    3.9     5.5    6.1    6.9


Gain on Disposition
  of Property           0.1      -      -     0.2      -     -

Add back Non-Recurring
 GOB Reserve              -      -    5.9       -      -    5.9
                      ------- ------ ------ ------ ------ ------
EBITDA before
 Restructuring         (2.0)   3.1  (23.1) (18.6) (15.2)  (55.8)
                      ------- ------ ------ ------ ------ ------

Cash Impact from
  Restructuring        (1.7)  (1.7)  (2.0)  (3.3)  (3.7)   (4.6)
                      ------- ------ ------ ------ ------ ------
EBITDA after
 Restructuring         (3.7)   1.4  (25.1) (21.9) (18.9)  (60.4)
                      ------- ------ ------ ------ ------ ------

Add back Cash Impact
 from Restructuring     1.7    1.7    2.0    3.3    3.7     4.6

Less Gain on Dispos.of
 Property
 (in Reorg.Items)      (0.1)     -      -   (0.2)    -       -

Less Non-Recurring
    GOB Reserve           -      -   (5.9)      -    -     (5.9)

Depreciation &
 Amortization Exp.     (9.0)  (9.1) (10.5) (18.2) (18.1)  (21.5)

Interest and Debt
   Expense             (3.7)  (3.2)  (2.4)  (7.0)  (6.5)   (4.9)

Reorganization Items   (2.1)  (2.8) (40.9)  (4.8)  (5.8)  (48.4)
                      ------- ------ ------ ------ ------ ------

Net Loss             ($16.9)($12.0)($82.8)($48.8)($45.6)($136.5)
                     ====== ====== ====== ======  ====== =======



BALANCE SHEET SUMMARY:                 Balance at End of Period
---------------------                  -------------------------

Unrestricted Cash & Cash Equivalents    $10.9     $1.0    $17.3

Restricted Cash & Cash Equivalents        9.3     10.0      7.4

Inventories                             254.0    249.3    256.4

Other Current Assets                     27.1     30.2     32.4
                                       -------   ------  -------
    Total Current Assets                301.3    290.5    313.5

Net Fixed Assets*                       159.7    173.2    175.7

Long Term Assets*                       156.2    182.1    195.9
                                       -------  -------   ------

     Total Assets                      $617.2    645.8   $685.1
                                      ========  =======  =======

Accounts Payable                       $139.4   $149.6   $147.2

DIP Borrowings                           89.0     66.6      -

Other Current Liabilities                50.7     48.3     51.5
                                       -------  -------  -------
    Total Current Liabilities           279.1    264.5    198.7

Long-Term Liabilities                    82.8     80.7     97.7

Liabilities Subject to Settlement       567.4    568.5    570.0

Paid-in-Capital                         137.3    137.2    137.0

Accumulated Deficit*                   (449.4)  (405.1)  (318.3)
                                       -------  -------  -------
Total Stockholders'Equity(Deficiency)  (312.1)  (267.9)  (181.3)
                                       -------  -------  -------
Total Liabilities and Stockholders'
 Equity (Deficiency)                   $617.2   $645.8   $685.1
                                      ======== ========  =======



* Actual 1997 balances are after the 1996 year-end FAS#121 write-downs that were not included in the plan.


NOTE: EBITDA before restructuring is earnings (loss) before interest and debt expense, income taxes, restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization expense. At the time cash is received or expended for restructuring and non-recurring items, the cash amount is included in the calculation of EBITDA after restructuring.

                                                     Exhibit 20

                                                    Page 2 of 2

                       BRADLEES, INC.

                SECOND QUARTER RESULTS VS. PLAN

                        (Unaudited)

                       (In Millions)



                             Second Quarter 1997   Year-to-Date
                               Actual   Plan       Actual  Plan
                               ------  ------      ------  -----

CASH FLOW SUMMARY:

Beginning Unrestricted Cash &
  Cash Equivalents              $12.2    $1.0      $10.0   $1.0


Cash Used in Operations:
 Net Loss                       (16.9)  (12.0)     (48.8) (45.6)

 Deprec. & Amort. Expense         9.0     9.1       18.2   18.1

 Amort. of Deferred Financing
     Costs                        0.8     0.5        1.6    1.1


 Inventory (Increase) Decrease    0.6    14.9      (17.1)  (7.0)

 Accounts Payable Increase        6.2    17.4       24.1   28.9


All Other,Including Reorg.Items  (1.0)    2.4       (6.4)  (7.2)
                                 -----   ----      ------ ------
Net Cash Provided by (Used in)
   Operations                    (1.3)   32.3      (28.4) (11.7)

Capital Spending                 (7.0)   (5.0)     (10.9) (10.0)

Increase in Restricted Cash &
   Cash Equivalents              (0.1)   (0.1)      (0.2)  (0.2)


  Other:

    Payments of Capital Leases
    & Deferred Financing Costs   (0.4)   (0.4)      (2.6)  (2.8)

    Payments of Liabilities
      Subject to Settlement      (1.0)   (1.0)      (3.5)  (2.0)

    Net Borrowings (Payments)
     under the DIP Facility       8.5   (25.8)      46.5   26.7
                                 ----   ------      ----   ----
    Total Other                   7.1   (27.2)      40.4   21.9
                                ------  ------     ------ ------

  Increase (Decrease) in
   Unrestricted Cash &
   Cash Equivalents              (1.3)     -         0.9     -
                                ------  ------     ------ ------

  Ending Unrestricted Cash
   and Cash Equivalents         $10.9    $1.0      $10.9   $1.0
                                ======  ======     ======  =====